                                                                     EXHIBIT 9.1

                            VOTING TRUST AGREEMENT
                            ----------------------


     THIS VOTING TRUST AGREEMENT (the "Agreement"), dated as of June 7, 1999, by and among Scott A. Blum ("Scott Blum"), The Scott A. Blum Separate Property Trust ("Stockholder"), Buy.Com, Inc., a Delaware corporation (the "Company") and the outside members of the Company's Board of Directors listed on Schedule A to
                                                                  ----------
this Agreement (together with any successor referred to herein individually as a "Trustee" and collectively as the "Trustees").

                                    RECITALS

     A. The Stockholder owns 7,490,211 shares of Common Stock, $.0001 par value ("Common Stock"), of the Company (and no shares of Series A Preferred Stock), with all such shares together with any shares of voting stock of the Company which Stockholder, Scott Blum or any person or entity controlled by Scott Blum (all such persons and entities being referred to collectively as the "Blum Affiliates") may acquire in the future being referred to as the "Blum Shares." Neither Scott Blum, nor any Blum Affiliate other than Stockholder, currently owns any shares of the Company's Common Stock or Series A Preferred Stock.

     B. There are currently 10,745,878 shares of outstanding voting Common Stock of the Company outstanding (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock), such that the Blum Shares currently represent approximately seventy percent (70%) of the outstanding voting stock of the Company.

     C. Scott Blum and the Stockholder believe it is in his and its best interests and in the best interests of the Company to transfer to the Trustees in trust for the purpose of voting all of the Blum Shares, with the exception of the number of shares of the outstanding voting stock of the Company representing up to nineteen percent (19%) of the voting interest of the Company's capital stock which may be held by Stockholder, Scott Blum or any Blum Affiliate outside of this Voting Trust, so long as all such shares held outside of this Agreement by Stockholder, Scott Blum and the Blum Affiliates does not exceed nineteen percent (19%) of the voting interest of the Company's capital stock at any time during the term of this Agreement.

     D. Scott Blum and the Stockholder desire to empower the Trustees to vote the Blum Shares that are deposited into this voting trust in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, it is hereby agreed:

     1.  Appointment of Trustees.  The Stockholder hereby appoints the Trustees
         -----------------------
to serve as Trustees of the Buy.Com, Inc. Voting Trust, the trust established by this Agreement (the "Trust") and the Trustees hereby accept such appointment and agree to act as Trustees of the Trust in accordance with the terms of this Agreement. There must be at least two (2) outside members of the Company's Board of Directors serving as Trustees under this Agreement, and if at any time less than two (2) such individuals are serving as Trustees, one or more additional outside directors of the Company (or other individuals selected in accordance with Section 5(b)) shall be appointed as a Trustee in accordance with Section 5(b).

     2.  Deposit of Shares and Issuance of Voting Certificates.
         -----------------------------------------------------

         (a) Initial Deposit of Shares.  The Stockholder shall forthwith
             -------------------------
deliver to the Trustees certificates for 5,448,495 of the Blum Shares, such that 5,448,495 shares or approximately fifty-one percent (51%) of the voting interest of the Company's outstanding capital stock is deposited into the Trust and 2,041,716 shares or nineteen percent (19%) of the voting interest of the Company's outstanding capital stock is held by Stockholder outside of this Agreement as of the date of this Agreement. All of the Blum Shares that are deposited into the Trust shall be referred to as the "Voting Trust Shares."

         (b) Additional Deposit of Shares.  Scott Blum and Stockholder hereby
             ----------------------------
covenant and agree that they shall deliver to the Trustees certificates for all Blum Shares hereafter acquired by him, it or any Blum Affiliate by any means which are necessary to maintain the aggregate voting interest of Scott Blum, Stockholder and all Blum Affiliates outside the Trust at or below nineteen percent (19%) of the voting interest of the Company's outstanding capital stock, immediately upon becoming the owner thereof, duly endorsed for transfer or accompanied by duly executed instruments of transfer. Promptly upon receipt of such certificates, the Trustees shall cause such shares to be deposited as Voting Trust Shares to be transferred and registered in the stock records of the Company in the name of "Trustees of the Buy.Com, Inc. Voting Trust" or a nominee name designated by them, and shall cause the new share certificates to bear a legend stating that the Voting Trust Shares evidenced thereby are subject to the terms of this Agreement. Scott Blum hereby agrees to cause any Blum Affiliate to become a party to this Agreement if necessary to deposit all or a portion of the Blum Shares held by such Blum Affiliate into the Trust in accordance with the terms of this Agreement. Such additional party shall be included within the definition of "Stockholder" for purposes of this Agreement.

         (c) Release of Shares from Trust.  In the event during the term of
             ----------------------------
this Agreement, Scott Blum, Stockholder and all Blum Affiliates in the aggregate own less than nineteen percent (19%) of the voting interest of the Company's outstanding capital stock outside of the Trust, he or it, as the case may be, may request that a number of the Blum Shares be released from the Trust so long as after such release of Blum Shares from the Trust, Scott Blum, Stockholder and all Blum Affiliates in the aggregate own less than nineteen percent (19%) of the voting interest of the Company's outstanding capital stock outside the Trust. Scott Blum and Stockholder hereby agree that if at any time the aggregate voting interest of the Blum Shares held by Scott Blum, Stockholder and the Blum Affiliates outside the Trust exceeds nineteen percent (19%), he or it, as the case may be, shall immediately deposit into the Trust the number of Blum Shares necessary to reduce such voting interest outside of the Trust to nineteen percent (19%). In the event Stockholder sells or transfers any of the Voting Trust Shares to a third party other than a Blum Affiliate, then upon the written notice from Stockholder, the transferred Voting Trust Shares shall be released from this Trust.

         (d) Delivery of Voting Trust Certificate.  The Trustees shall issue
             ------------------------------------
and deliver to the Stockholder ( or if applicable, Scott Blum or the Blum Affiliate) a Voting Trust Certificate

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

(a "Certificate") in respect of the number and type of Voting Trust Shares transferred to and held of record by the Trustees for the benefit of such party under this Agreement, in the form of Exhibit A hereto (except that the Trustees
                                     ---------
may affix to a Certificate any restrictive legend borne by the certificates for Voting Trust Shares in respect of which Voting Trust Shares the Certificate is issued). Such Certificates shall be signed by a majority of the Trustees.

     3.  Trustees' Powers and Duties.
         ---------------------------

         (a) Voting Powers.  Until the termination of this Agreement in
             -------------
accordance with Section 7, the Trustees shall have the right, in person or by proxy, to exercise all voting rights and powers in respect of the Voting Trust Shares, and to take part in or consent to any corporate or stockholder's action of any kind whatsoever. The right to vote shall include the right to vote for the election of directors and in favor of or against any resolution or proposed action of any kind or character which may be presented at any meeting of the stockholders of the Company (whether at an annual or special meeting of stockholders of the Company or by written consent action of the stockholders of the Company) including without limitation the dissolution, consolidation, merger, reorganization or recapitalization of the Company ("Stockholder Proposal").

         (b) Voting Procedures.  With regard to any Stockholder Proposal, all
             -----------------
of the Voting Trust Shares shall be voted for or against such Stockholder Proposal as determined by a majority of the Trustees. In the event only two individuals are serving as Trustees at the time of such Stockholder Proposal, such vote by the Trustees must be unanimous.

         (c) Sales.  The Trustees shall have no authority to sell or otherwise
             -----
dispose of or to pledge, encumber or hypothecate, any of the Voting Trust Shares. Subject to compliance with applicable securities laws and any contractual restrictions to which Stockholder or the Blum Shares may be subject to, Stockholder shall have the right, in its sole discretion, to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the Voting Trust Shares, provided that any such transfers to a Blum Affiliate shall be subject to the Blum Affiliate agreeing to be bound by this Agreement. Further, Stockholder shall have the right, in its discretion, to designate whether any sale or transfer of Blum Shares are Voting Trust Shares or shares outside this Trust.

     4.  Dividends and Distributions.  Upon the declaration of any dividends or
         ---------------------------
the payment of any other distribution of the Company with respect to Voting Trust Shares held for the Stockholder other than pro rata distributions of additional voting shares of the Company, the Trustees shall distribute or cause all such dividends and distributions to be distributed by the Company to the Stockholder. In the event of dissolution or liquidation of the Company during the term of this Agreement in such manner as to entitle the holders of shares to liquidating dividends in respect thereof, the Trustees shall distribute or cause all such liquidating dividends with respect to the Voting Trust Shares to be distributed by the Company to the Stockholder.

     5.  The Trustees.
         ------------

         (a) Trustees as Stockholder or Affiliate.  Any Trustee and any firm or
             ------------------------------------
corporation of which such Trustee may be a member, agent, partner or employee and any corporation, trust, or association of which such Trustee may be a trustee, stockholder, director, officer, agent, or employee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company or any subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a trustee hereunder. The Trustees may act as an agent, employee, director and/or officer of the Company or of any such subsidiary or controlled or affiliated corporation and, subject to the terms of this Agreement, may vote the Voting Trust Shares in favor of matters in which the Trustees or their affiliates are interested.

         (b) Successor Trustees.  The Trustees may resign by giving notice of
             ------------------
resignation to the Company and to the Stockholder. Any successor Trustees shall enjoy all the rights, powers, interests, and immunities of the Trustees as originally constituted, and the title to the Voting Trust Shares of any Trustees who may resign or be removed or become incapacitated (by death, disability or otherwise) to act shall, upon such resignation or removal or incapacity, vest in the successor Trustees. In the event of the removal, resignation, or incapacity to act of any of the Trustees, a successor outside director of the Company (other than Scott Blum) shall be appointed by the Company's Board of Directors (with Scott Blum abstaining from such vote). In the event an outside director is unavailable to serve as Trustee, a successor (other than Scott Blum) shall be appointed by the Company's Board of Directors (with Scott Blum abstaining from such vote), which successor is reasonably acceptable to Scott Blum and the outside accounting firm that is at the time engaged as the Company's primary outside auditing firm. Notwithstanding any change in the Trustees, the Certificates for Voting Trust Shares may be (i) voted and/or (ii) endorsed and transferred, by any successor Trustees with the same effect as if voted, endorsed and transferred by the former Trustees. The Trustees are authorized and empowered to cause any further transfer of said shares to be made which may be necessary through the occurrence of any change of person acting as Trustees hereunder.

         (c) Relationship of Parties.  The Trust created by this Agreement is
             -----------------------
not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Stockholder to the Trustees shall be solely that of Stockholder of the Trust created by this Agreement and its rights shall be limited to those conferred upon it by this Agreement.

         (d) Consultation with Outside Advisors.  The Trustees may consult with
             ----------------------------------
legal counsel, which may be counsel to the Company or any of its affiliates or any of its or its affiliates' officers, directors or partners.

         (e) Liability.  In voting on all matters which may come before any
             ---------
meeting of stockholders of the Company the Trustees shall vote the Voting Trust Shares in the manner prescribed by this Agreement, and it is understood that the Trustees shall not incur responsibility by reason of any error of judgment or of law or by any matter or thing done or omitted under this Agreement, except, with respect to any individual Trustee, for his own individual gross negligence or willful misconduct. No Trustee shall be liable in any event for acts or defaults of any other Trustee or for acts or defaults of any employee, agent, proxy, or attorney in fact of any other Trustee. The Trustees shall always be protected and free from liability in acting upon any notice, request, consent, instruction, certificate, declaration, telefax, guarantee, affidavit, or other paper or document or signature reasonably believed by him to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

         (f) Trustees' Indemnity.  The Company shall indemnify, defend and hold
             -------------------
harmless the Trustees against any and all losses, damages, liabilities, obligations, claims, demands, judgments, settlements, governmental investigations, costs and expenses of any nature whatsoever, including the reasonable fees and expenses of attorneys, accountants and consultants (collectively, "Damages"), incurred in connection with or arising from the performance of their duties under this Agreement (except for his gross negligence or willful misconduct). Such indemnification shall be paid as incurred and on demand, subject to an undertaking by the Trustees to repay if it is ultimately determined that he is not, or they are not, as the case may be, entitled to such indemnification. In the event the Stockholder shall request the Trustees to bring an action on its behalf, such party shall pay in advance all the expense of prosecuting such action and shall indemnify, defend and hold harmless the Trustees against all Damages incurred in connection with such action; the Trustees shall have no obligation to commence or proceed with such suit unless they are satisfied that all necessary monies have been paid in advance or advanced to the Trustees for this purpose.

     6.  Restrictions on Transfer.  The Certificates shall be transferable only
         ------------------------
as provided in said Certificates and this Agreement. The Stockholder shall be at liberty to sell, transfer or otherwise dispose of its Certificates issued hereunder; provided, that any transferee that is a Blum Affiliate shall have
           --------
agreed in writing to be bound by this Agreement as though such transferee originally executed this Agreement as a Stockholder. All sales or transfers shall be recorded in the Certificate Book (defined in Section 9 below) and any proper sale or transfer made of any Certificate shall vest in the purchaser or transferee all rights of the transferror and shall subject the purchaser or transferee to the same limitations as those imposed on the transferror by the terms of the Certificate so transferred, and by this Agreement. Upon any such transfer, following execution of an agreement to be bound by this Agreement by a purchaser or transferee and upon surrender to the Trustees of any Certificate sold or transferred, duly endorsed for transfer, the Trustees shall deliver a Certificate or Certificates to the purchaser or transferee for the beneficial interest in the number and type of Voting Trust Shares represented by the Certificate so sold or transferred. The Trustees shall not be required to recognize any sale or transfer of a Certificate not made in accordance with the provisions hereof unless the person or persons claiming such ownership shall have produced indicia of title satisfactory to the Trustees, and shall have deposited with the Trustees indemnity satisfactory to him, and shall have executed an agreement to be bound by this Agreement.

     7.  Continuance and Termination of Trust.
         ------------------------------------

         (a) Term and Termination.  This Agreement shall terminate on the
             --------------------
earlier of (i) June 30, 2000 (subject to the extensions provided below); or (ii) at such time as the aggregate Blum Shares held by Stockholder, Scott Blum and all Blum Affiliates represent, in the aggregate, less than nineteen percent (19%) of the voting interest of the Company's outstanding capital stock; or
(iii) one hundred eighty (180) days after the written request of Stockholder if the Company has not consummated an initial public offering at the time of such notice, provided that such notice may not be given prior to June 30, 2000, (iv) one hundred eighty (180) days after the written request of Stockholder in the event the closing price of the Company's Common Stock over a sixty (60) consecutive trading day period is less than fifty percent (50%) of the per share price at which the Company's registration statement is declared effective by the Securities Exchange Commission, provided that such notice may not be given prior to June 30, 2000 or (v) June 30, 2009. Except as otherwise provided in this Agreement, the Trust created by this Agreement is hereby expressly declared to be irrevocable.

         (b) Automatic Extensions.  This Agreement shall automatically be
             --------------------
renewed and the term of the Trust extended for successive one (1)-year terms unless the Company's Board of Directors (with Scott Blum abstaining from such vote) approve the termination of this Agreement and deliver a certified written notice of such election to the Trustees within ten (10) days of the end of the then current term of this Agreement.

         (c) Consolidation, Exchange, Recapitalization.  In the event of a
             -----------------------------------------
consolidation, share-for-share exchange, recapitalization or other reorganization involving the Company, this Agreement shall be effective and shall remain in force for its full term, substituting, where appropriate, for the Voting Trust Shares issued in such consolidation, exchange, recapitalization or other reorganization.

         (d) Actions Following Termination.
             -----------------------------

             (i) As soon as practicable after the termination of this Agreement, the Trustees shall by formal assignment of the Voting Trust Shares cause the Company to deliver to the Stockholder share certificates or securities representing the number of shares together with any other property distributed in respect of such shares and not yet delivered to the beneficial owner, upon the surrender of such Certificates properly endorsed.

             (ii) If the Stockholder cannot be located or fails or refuses to surrender Certificates in exchange for shares and/or other property as aforesaid, the Trustees may in their discretion deliver said shares and/or other property to the Company for the benefit of the person or persons entitled thereto. Upon any such delivery the Trustees shall be fully acquitted and discharged with respect to the delivery of said shares and/or other property.

     8.  Record Date.  The Trustees shall use, as the record date for the
         -----------
determination of the Stockholder entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action, or to vote on any matter, the record date so fixed by the Company with respect to the Voting Trust Shares. When a record date is so fixed, the Stockholder of record on that date is entitled to receive the dividend, distribution, or allotment of rights, or to vote, or to exercise of the rights, as the case may be, notwithstanding any transfer of Certificates after the record date. The record date for determining Stockholders for any purpose other than set forth in this Section shall be at the close of business on the day on which the Trustees adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     9.  Inspection of Records.  The Trustees shall keep at 21 Brookline, Aliso
         ---------------------
Viejo, California 92656, or such other address at which the Company's principal executive office may be located (the "Executive Office"), correct books of account of all his business and transactions, and a book to be known as the "Certificate Book" containing the names of all persons who are subject to this Agreement, showing their places of residence, the number and type of shares represented by the Certificates held by them, and the date they became the owners thereof. This

Agreement shall be open for inspection by any stockholder of the Company, a Stockholder, or the agent of either upon the same terms as the record of stockholders of the Company is open to inspection by stockholders.

     10.  Lost or Stolen Certificates.  If a Certificate shall be lost, stolen,
          ---------------------------
mutilated, or destroyed, the Trustees, in their discretion, may issue a duplicate of such Certificate upon receipt of evidence of such fact satisfactory to a majority of the Trustees, and upon receipt of an indemnity satisfactory to a majority of the Trustees, and upon receipt of the existing Certificate, if mutilated.

     11.  Miscellaneous.
          -------------

          (a) Filing of Agreement.  The Trustees shall cause to be filed a copy
              -------------------
of this Agreement, and every amendment (including the written consent of the Trustees as required pursuant to Section 7(a) hereof) or supplement hereto, in the registered office of the Company in the State of Delaware and at the Executive Office, which Agreement shall be open to the inspection of any stockholder of the Company or any Stockholder of this Agreement during business hours of the Company.

          (b) Successors and Assigns.  This Agreement shall bind the Trustees,
              ----------------------
the Company, Scott Blum and the Stockholder hereunder and each and all of the heirs, executors, administrators, personal representatives, successors, and assigns thereof, and shall inure to the benefit of the Trustees, the Company, their successors, the Stockholder and Scott Blum and its and his permitted transferees.

          (c) Notices.  Unless otherwise expressly provided herein, all notices,
              -------
requests, demands, instructions, documents and other communications to be given hereunder by any party to another shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of (i) hand delivery, (ii) the first business day after sending by reputable overnight delivery service for next-day delivery, (iii) the third business day after sending by first class United States mail, postage prepaid, (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day), or (v) the date actually received by the other party:

               If to Stockholder, to the address of the Stockholder appearing on the records of the Trustees.

               If to Trustees to: Donald Kendall
                                  700 Anderson Hill
                                  Purchase, New York 10577

               If to the Company: 21 Brookline
                                  Aliso Viejo, CA 92656
                                  Attn: Chief Executive Officer

              If to Scott Blum:   Scott A. Blum
                                  3 Ritz Cove
                                  Monarch Beach, CA 92629

          (d) Counterparts.  This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

          (e) Enforceability.  If in any judicial proceedings, a court shall
              --------------
refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed modified or limited so as to effectuate, to the maximum extent possible, the parties' expressed intent, and if no such modification or limitation could render it enforceable it shall be eliminated from this Agreement, and in any event the remaining provisions of this Agreement shall remain in full force and effect.

          (f) Entire Agreement.  This Agreement is the entire agreement of the
              ----------------
parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, understandings, arrangements and agreements.
Scott Blum and the Stockholder each represent and warrant that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intention of the parties. Moreover, Scott Blum and the Stockholder each acknowledge (i) that he and it intend the literal words of the Agreement to govern and for all prior and contemporaneous negotiations, drafts and other extrinsic communications to have no significance or evidentiary effect and (ii) that this Agreement has been fully negotiated by the parties and that accordingly it shall be construed "evenly" and not for or against any party. By signing this Agreement, Scott Blum and the Stockholder further acknowledge that he and it have consulted with legal counsel about the effect of this Section 11(f) and understand its effect.

          (g) Compensation of Trustees; Payment of Costs.  The Trustees shall
              ------------------------------------------
not be entitled to any compensation for their services as Trustees. The Trustees agree that Stockholder shall have no obligation to pay to the Trustees any amount whatsoever as fees or in respect to the Trustees' costs or expenses related to this Agreement, except as provided in Sections 5(f) and 11(k). The Trustees will look solely to the Company for reimbursement of any amounts incurred or expended by them in connection with their duties under this Agreement, except as provided in Sections 5(f) and 11(k), and expressly waives any rights which they might otherwise have to charge the trust corpus for any costs, fees or expenses related to this Agreement, or to withhold any amounts from or set off any amounts against the shares received by them in trust or any distributions thereon.

          (h) Amendment and Modification.  This Agreement may not be amended,
              --------------------------
modified or terminated, except with the written consent of the Company, a majority of the Trustees, the holders of a majority of the Blum Shares, and the outside accounting firm that is at the time engaged as the Company's primary outside auditing firm; provided, however, that the addition of additional
                       --------  -------
parties or shares after the original date of execution of this Agreement shall not be considered an amendment or modification.

          (i) Governing Law.  This Agreement shall be governed by the internal
              -------------
laws of the State of Delaware without regard to principles of conflict of laws.

          (j) Section 218.  This Agreement is intended to create a voting trust
              -----------
pursuant to and subject to Section 218 of the Delaware General Corporation Law. If for any reason such voting trust is determined to be invalid or unenforceable, this Agreement and the relationship of the parties hereunder shall be deemed to be and shall be reconstituted as a voting agreement under
Section 218(c), and all provisions of this Agreement shall apply to the maximum extent possible to effectuate the intention of the parties that the substantive provisions hereof shall govern the voting of Shares by or for the parties hereto.

          (k) Equitable Remedies.  Each of the parties hereby acknowledges and
              ------------------
agrees that the legal remedies available, in the event the covenants and agreements made in this Agreement are violated, would be inadequate and that any party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.

          (l) COUNSEL.  SCOTT BLUM AND STOCKHOLDER HAVE HAD THE OPPORTUNITY TO
              -------
CONSULT WITH HIS AND ITS OWN LEGAL ADVISORS. SCOTT BLUM AND STOCKHOLDER ACKNOWLEDGE THAT THE LAW FIRM OF BROBECK, PHLEGER & HARRISON LLP REPRESENTS THE COMPANY AND NOT SCOTT BLUM OR STOCKHOLDER.

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                                       9

     IN WITNESS WHEREOF, the parties have caused this Voting Trust Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                              "TRUSTEES"



                              By:____________________________________

                              Name:__________________________________


                              By:____________________________________

                              Name:__________________________________


                              By:____________________________________

                              Name:__________________________________


                              "STOCKHOLDER"

                              Scott A. Blum Separate Property Trust


                              By:____________________________________

                              Title:_________________________________


                              "SCOTT BLUM"


                              _______________________________________
                              Scott A. Blum

AGREED TO:

"COMPANY"

BUY.COM, INC.


By:_________________________

Title:______________________

                                   Schedule A
                                   ----------
                                List of Trustees
                                ----------------

                                 Donald Kendall
                                  James Rozak
                                 Wayne Thorson

                                   Exhibit A
                            Voting Trust Certificate
                            ------------------------

                                 BUY.COM, INC.
                             A Delaware Corporation


                            Voting Trust Certificate



Certificate
No. ________                                [______] shares of Common Stock



     This certifies that [____________] (or its predecessor in interest) has deposited for transfer in trust to the Trustees of the Buy.Com, Inc. Voting Trust [____________] shares of Common Stock, par value $___________ per share, of Buy.Com, Inc., a Delaware corporation, under a Voting Trust Agreement, dated as of ________, 1999 by and between [____________], a stockholder of Buy.Com, Inc., and Buy.Com, Inc., as Trustees under said Voting Trust Agreement. This certificate and the interest represented hereby may be transferred only if permitted under the terms of said Voting Trust Agreement and is transferable only on the books of the Trustees upon the execution of said Voting Trust Agreement by such transferee and the presentation and surrender of this certificate duly endorsed for transfer. The holder of this certificate takes the same subject to all the terms and conditions of said Voting Trust Agreement, is entitled to the rights and benefits thereof and is subject to the obligations thereof. A copy of said Voting Trust Agreement may be obtained from the undersigned Trustees.

     IN WITNESS WHEREOF, a majority of the Trustees has caused this certificate to be signed this ___ day of ________ 1999.



                              BUY.COM, INC., TRUSTEES


                              By:____________________________________

                              Title:_________________________________


                              By:____________________________________

                              Title:_________________________________


                              By:____________________________________

                              Title:_________________________________